Exhibit 3(i).24

FEE: $25.00	Change of Registered Agent and Location of Registered Office of LSB EUROPA LIMITED an Oklahoma Corporation	F I L E D NOV. 3, 1995 OKLAHOMA SECRETARY OF STATE FOR OFFICE USE ONLY

TO:	THE OKLAHOMA SECRETARY OF STATE

101 State Capitol

Oklahoma City, OK 73105

LSB Europa Limited, an Oklahoma corporation (the “Corporation”), for the purpose of changing its registered agent and registered office pursuant to Section 1023 of the Oklahoma General Corporation Act, hereby certifies:

That the location of the registered office of the Corporation is:

16 South Pennsylvania Avenue	Oklahoma City	Oklahoma	73107
Street Address	City	County	Zip Code

That the name of the registered agent at such address upon whom process against the Corporation may be served is:

David M. Shear

IN WITNESS WHEREOF, said Corporation has caused this certificate to be signed by its Vice President and attested by its Asst. Secretary, this 26th day of September, 1995.

LSB EUROPA LIMITED

/s/ David R. Goss	David R. Goss
by Vice President	(Please print name)

/s/ David M. Shear	David M. Shear
by Asst. President	(Please print name)

FIRST AMENDMENT TO

ARTICLES OF INCORPORATION OF

LSB - ITALIA LIMITED

We, the undersigned, do hereby certify that we hold the offices of Vice President and Secretary, respectively, of LSB—Italia Limited, an Oklahoma corporation; that we are the persons legally competent to sign, acknowledge and execute an amendment to its Articles of Incorporation pursuant to the provisions of The Business Corporation Act of the State of Oklahoma, and we do hereby affirm that the following amendment was adopted in the manner pre-scribed in said Act at a meeting of the shareholders held on October 25, 1974.

Such amendment is as follows:

“The name of the Corporation shall hereafter be:

LSB - EUROPA LIMITED.”

We do further certify that all other provisions of the Articles of Incorporation as filed with the Secretary of State of the State of Oklahoma on September 26, 1974, subject to this amendment, remain in full force and effect.

Signed at Oklahoma City, Oklahoma this 13th day of November, 1974.

LSB - ITALIA LIMITED

By	/s/ Donald C. Edelson
Vice President

ATTEST:

/s/ Irwin H. Steinhorn
Secretary

STATE OF OKLAHOMA             )

                                                         )         SS.

COUNTY OF OKLAHOMA         )

Before me, the undersigned Notary Public in and for said County and State, this 13th day of November, 1974, personally appeared Donald C. Edelson, to me known to be the identical person who subscribed the name of LSB—Europa Limited, to the foregoing instrument as its President and acknowledged to me that he executed the same as his free and voluntary act and deed and as the free and voluntary act and deed of such corporation, for the uses and purposes therein set forth.

Given under my hand and seal of office the day and year last above written.

/s/ F. Yvonne Grant
F. Yvonne Grant, Notary Public

My commission expires:

February 14, 1976

ARTICLES OF INCORPORATION OF

OF

LSB - ITALIA LIMITED

TO THE SECRETARY OF STATE

STATE OF OKLAHOMA:

We, the undersigned incorporators, whose names and addresses are shown below, being persons legally competent to enter into contracts, for the purpose of forming a corporation under “The Business Corporation Act” of the State of Oklahoma, do hereby adopt the following Articles of Incorporation:

1. The name of this Corporation is:

LSB - ITALIA LIMITED

2. The address of its registered office in the State of Oklahoma is 16 South Pennsylvania, Oklahoma City, County of Oklahoma, and the name of its registered agent is Irwin H. Steinhorn, 16 South Pennsylvania, Oklahoma City, Oklahoma.

3. The duration of the Corporation is fifty (50) years.

4. The objects and purposes for which the Corporation are organized are:

(a) To carry on the business of distributors, wholesalers or agents, to buy, sell and deal in, at wholesale or retail, merchandise, goods, wares and commodities of every sort, kind, or description, and to carry on any other business, whether manufacturing or otherwise, which can be conveniently carried on with any of the objects of this Corporation.

(b) To engage in the transportation of property by motor vehicle; to engage in the general transportation and communication business and to buy, sell, lease, own or operate other motor carriers, broadcasting stations and facilities, to buy, sell, lease, own or operate terminals and warehouses and engage in warehousing business; to buy, sell, deal and engage in the sale of motor vehicles and parts.

(c) To make and purchase materials for the construction of buildings; to erect buildings; to own, manage, operate, lease and sell buildings; to conduct and carry on the business of builders for the purpose of building, repairing or doing any other work in connection with any and all classes of buildings and improvements, including the locating, laying out and construction of roads, avenues, sewers, bridges, wells and generally all classes of buildings, erection and works, both public and private, or integral parts thereof.

(d) To purchase, take, own, hold, deal in, mortgage or otherwise encumber and to lease, sell, exchange, convey, transfer or in any manner dispose of real property; to acquire lands for the purpose of prospecting for and obtaining oil, gas and other minerals, to drill oil wells, and to acquire drilling rigs or other machinery necessary to such purposes; and to produce and market oil and other minerals.

(e) To enter into partnership or other arrangement for sharing profits or cooperate with any entity carrying on any business capable of being conducted so as to benefit this Corporation; to acquire the assets and assume the liabilities of any entity; to pay for the same in cash, stock or otherwise; to hold or dispose of the property so purchased; and to conduct any business so acquired.

(f) To borrow and lend money to negotiate loans; to draw, accept and endorse notes, accounts receivable, bonds, stocks, debentures and other securities; to subscribe for, acquire, hold and dispose of shares of stock, bonds, accounts, and other securities of any government, person or corporation.

(g) To purchase or otherwise acquire, apply for, register, hold, use, assign, sell or in any manner dispose of and to grant licenses, franchises, or other rights in, and in any manner deal with patents, inventions, improvements, processes, formulas, trademarks, trade names, copyrights or otherwise.

(h) To have one or more offices and to conduct any or all of its operations and business and to promote its objects within or without the State of Oklahoma, without restriction as to place or amount.

(i) To do any or all of the things herein set forth as principal, agent, contractor, trustee or otherwise, alone or jointly, with natural persons, or any legal entity.

(j) The objects and purposes specified herein shall be regarded as independent objects and purposes and, except where otherwise expressed, shall be in no way limited nor restricted by reference to or inference from the terms of any other clause or paragraph of these Articles of Incorporation.

The foregoing shall be construed both as objects and powers and the enumeration thereof shall not be held to limit or restrict in any manner the general powers conferred on this Corporation by the laws of the State of Oklahoma.

5. All of the shares to be issued by the Corporation shall be of one class, that is Voting Common Stock, of a par value of $10.00 per share. The aggregate number of shares which the Corporation shall have the authority to allot is 100 shares.

6. The amount of stated capital with which this Corporation will begin business is Five Hundred ($500.00) Dollars, which has been fully paid in.

7. The number of shares to be allotted by this Corporation before it begins business, and the consideration received by the Corporation therefor, are:

NUMBER OF SHARES	CONSIDERATION RECEIVED
50	$500.00

8. The number of directors of this Corporation shall be as specified in the Bylaws, and such number may from time to time be increased or decreased under the Bylaws or any amendment, or change thereof, provided the number of directors of the Corporation shall not be less than three. The number of directors to be elected at the first meeting of the shareholders is three. Directors and officers need not be shareholders. In case of vacancies in the Board of Directors, a majority of the remaining members of the Board, even though less than a quorum, may elect directors to fill such vacancies to hold office until the next annual meeting of the shareholders.

9. No contract or other transaction between the Corporation and any other corporation, whether or not a majority of the shares of the capital stock of such other corporation is owned by the Corporation, and no act of the Corporation shall in any way be affected by the fact that any of the directors of the Corporation are pecuniarily or otherwise interested in, or are directors of officers of, such other corporations; any director individually, or any firm of which such director may be a member, may be a party to, or may be pecuniarily or otherwise interested in, any contract or transaction of the Corporation, provided that the fact that he or such firm is so interested shall be disclosed or shall have been known to the Board of Directors, or a majority thereof; and any director of the Corporation who is also a director or officer of such other corporation, or who is so interested, may be counted in determining the existence of a quorum at any meeting of the Board of Directors of the Corporation which shall authorize such contract or transaction, with like force and effect as if he were not such director or officer of such other corporation or not so interested.

10. In furtherance and not in limitation of the powers conferred by the laws of the State of Oklahoma, the Board of Directors of this Corporation is expressly authorized:

To make, alter, amend, add to, revise, or repeal the Bylaws in any manner not contrary to the laws of the State of Oklahoma;

To authorize and cause its officers to execute mortgages and liens upon the property, both real and personal, and upon the franchises of this Corporation;

To designate, by resolution passed by a majority of the whole Board, one or more committees, each to consist of one or more directors, which committees, to the extent provided in such resolution or in the Bylaws of the Corporation, shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of this Corporation and shall have power to authorize the seal of this Corporation to be affixed by its officers to all papers which may require it;

A majority of the stock issued and outstanding of this Corporation having voting power in the Bylaws confer power additional to the foregoing upon the directors, in addition to the powers and authorities expressly conferred upon them by law.

11. No shareholders of this Corporation shall have any preemptive or preferential right of subscription to any shares of stock of this Corporation, whether now or hereafter authorized, or to any obligations convertible into stock of this Corporation, authorized, issued or sold.

Signed at Oklahoma City, Oklahoma this 23rd Day of September, 1974.

/s/ Irwin H. Steinhorn	/s/ Joy McBride
Irwin H. Steinhorn	Joy McBride
16 South Pennsylvania	16 South Pennsylvania
Oklahoma City, Oklahoma	Oklahoma City, Oklahoma

/s/ F. Yvonne Grant
F. Yvonne Grant
16 South Pennsylvania
Oklahoma City, Oklahoma

STATE OF OKLAHOMA             )

                                                         )         SS

COUNTY OF OKLAHOMA         )

Before me, the undersigned, a Notary Public in and for said County and State, personally appeared the foregoing incorporators, to me known to be identical persons who executed the foregoing Articles of Incorporation, and acknowledged to me that they executed the same as their free and voluntary act and deed for the uses and purposes therein set forth, on this 23rd day of September, 1974.

IN WITNESS WHERE, I have hereunto set my hand and seal the day and year above written.

/s/ Berniece Hull
Notary Public

(SEAL)

My Commission Expires: July 26, 1977